SCHEDULE 14A

                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        THE SINGING MACHINE COMPANY, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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

                        THE SINGING MACHINE COMPANY, INC.
                          6601 Lyons Road, Building A-7
                          Coconut Creek, Florida 33073
                                 (954) 596-1000

                                                                         *, 2005

To our Stockholders:

      I am pleased to invite you to attend the Annual Meeting of Stockholders of The Singing Machine Company, Inc. (the "Company") to be held on Tuesday, January 17, 2006 at 9:00 a.m. at the Company's executive offices located at 6601 Lyons Road, Building A-7, Coconut Creek, Florida 33073.

      Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

      YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope which requires no postage if mailed in the United States. Instructions in the proxy card will tell you how to vote by returning your proxy card by mail. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy card.

      We appreciate your support and continued interest in the Company.

                                           Sincerely,


                                           /s/ Yi Ping Chan
                                           ----------------
                                           Yi Ping Chan
                                           Interim Chief Executive Officer

                        THE SINGING MACHINE COMPANY, INC.
                           6601 Lyons Road, Bldg. A-7
                          Coconut Creek, Florida 33073
                                 (954) 596-1000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Stockholders:

      Our Annual Meeting of Stockholders of the Company will be held on Tuesday, January 17, 2006 at 9:00 a.m. at the Company's executive offices which are located at 6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073.

      1. To elect six directors to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and qualified (Proposal No. 1);

      2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares common stock, par value $0.01 per share, from 18,900,000 to 100,000,000 shares (Proposal No. 2);

      3. To ratify the appointment of Berkovits, Lago & Company, LLP, as the Company's independent certified public accountants for the fiscal year ending March 31, 2006 (Proposal No. 3); and

      4. To consider and transact such other business as may properly come before the Annual Meeting.

      Only shareholders of record at the close of business on *, 2005 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

      These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals. The Company intends to mail the Annual Report, Proxy Statement and Proxy enclosed with this notice on or about *, 2005, to all stockholders entitled to vote at the Annual Meeting. If you were a stockholder of record of the Company's common stock (AMEX: SMD) on *, 2005, the record date for the Annual Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting. Shareholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy card.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND IN FAVOR OF EACH PROPOSAL SET FORTH ABOVE.

                                           By Order of the Board of Directors


                                           /s/ Yi Ping Chan
                                           ----------------
                                           Yi Ping Chan
                                           Interim Chief Executive Officer

Coconut Creek, Florida
*, 2005

                                TABLE OF CONTENTS

                                                                            Page

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING................................3
   Purpose of the Annual Meeting...............................................3
   Outstanding Securities and Voting Rights....................................3
   Proxy Voting................................................................4
   Attendance and Voting at the Annual Meeting.................................4
   Revocation..................................................................4
   Vote Required to Approve Each Proposal......................................5

MANAGEMENT.....................................................................5

CORPORATE GOVERNANCE AND RELATED MATTERS.......................................6
   Board Committees and Meetings...............................................6
   Board Committees............................................................7
   Director's Compensation.....................................................8

INFORMATION ABOUT THE EXECUTIVE OFFICERS......................................10
   Executive Compensation.....................................................10
   Report of the Executive Compensation/Stock Option Committee on
     Executive Compensation...................................................14
   Security Ownership of Certain Beneficial Owners and Management ............16
   Certain Relationships and Related Transactions.............................18
   Audit Committee Report.....................................................19

DISCUSSION OF PROPOSAL ITEMS RECOMMENDED BY THE BOARD.........................20

   ITEM 1--ELECTION OF DIRECTORS..............................................20

   ITEM 2--INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ..........21

   ITEM 3--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS ...........22

ANNUAL REPORT ON FORM 10-K ...................................................24

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS...........................24

INFORMATION CONCERNING SHAREHOLDER PROPOSALS..................................24

PROXY SOLICITATION COSTS......................................................24

OTHER MATTERS.................................................................24

     IMPORTANT: Please SIGN, DATE, and RETURN the enclosed Proxy immediately whether or not you plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                        The Singing Machine Company, Inc.
                           6601 Lyons Road, Bldg. A-7
                          Coconut Creek, Florida 33073
                                 (954) 596-1000

                             ----------------------

                                 PROXY STATEMENT

                             -----------------------

                               FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                           To Be Held January 17, 2006

General

      We are providing these proxy materials in connection with the solicitation by the Board of Directors of The Singing Machine Company, Inc. of proxies to be voted at our fiscal 2006 Annual Meeting of Shareholders, and at any postponement or adjournment of this meeting. Our Annual Meeting will be held on January 17, 2006 at our executive offices which are located at 6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073. In this proxy statement, The Singing Machine Company, Inc. is referred to as the "Company," "we," "our" or "us."

      Our principal executive offices are located at 6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073. Our proxy statement and the accompanying proxy card are first being mailed to our shareholders on or about *, 2005.

Purpose of the Annual Meeting

      At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including the election of directors, the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 18,900,000 to 100,000,000 shares, and ratification of the appointment of our independent auditors. In addition, management will report on the performance of the Company during fiscal year 2005 and respond to questions from stockholders.

Outstanding Securities and Voting Rights

      Only holders of record of our common stock at the close of business on *, 2005, the record date, will be entitled to notice of, and to vote at the Annual Meeting. On that date, we had * shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

      A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the record date, * shares of our common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least * votes will be required to establish a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

      In tabulating the voting results for any proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting assuming a quorum is obtained. Abstentions will have the same effect as a vote against a proposal.

Proxy Voting

      Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted "FOR" Proposal 1 - the election of each of the nominees to the Board named herein, "FOR" Proposal 2 - the amendment to our Certificate of Incorporation to increase the number of authorized shares common stock, par value $0.01 per share, from 18,900,000 to 100,000,000 shares and "FOR" Proposal 3 - the ratification of Berkovits, Lago and Company, LLP as our independent certified public accountants for the fiscal year ending March 31, 2006. If however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

      Because many of our stockholders are unable to personally attend the Annual Meeting, the Board of Directors of the Company solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the Proxy is returned and properly executed, the stockholder's shares will be voted according to the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy card.

      The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates in your name so that you appear as a stockholder on the records of our transfer agent, Continental Stock Transfer & Trust Company, a proxy card for voting those shares will be included within this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope.

      If you own shares in street name, meaning that your shares of common stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided.

      All votes will be tabulated by the Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office located at 6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder.

Attendance and Voting at the Annual Meeting

      If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own common stock in street name, you may attend the Annual Meeting but in order to vote your shares at the meeting, you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

Revocation

      If you own common stock of record, you may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder owning common stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

Vote required to approve each proposal

      The election of the directors of the Company requires the affirmative vote of a plurality of the votes cast by stockholders at the Annual Meeting. A properly executed Proxy marked "WITHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

      Adopting the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 18,900,000 to 100,000,000 shares and ratification of the appointment of Berkovits, Lago and Company as the Company's independent auditors for fiscal year 2006, will each require the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

                                   MANAGEMENT

      The following table sets forth certain information with respect to our executive officers and directors as of December 1, 2005:

      NAME                    AGE      POSITION
      ----                    ---      --------

      Yi Ping Chan            41       Interim Chief Executive Officer, Chief
                                       Operating Officer, Secretary and Director
      Danny Zheng             36       Chief Financial Officer
      Josef A. Bauer          66       Director
      Bernard Appel           73       Director
      Harvey Judkowitz        60       Director
      Marc Goldberg           60       Director
      Steward Merkin          62       Director

Yi Ping Chan has served as our Chief Operating Officer from May 2, 2003 and as our Interim Chief Executive Officer since October 17, 2003. Prior to this appointment, Chan was a consultant to Singing Machine. Mr. Chan was a founder and general partner of MaxValue Capital Ltd., a Hong Kong-based management consulting and investment firm, and co-founder and director of E Technologies Ltd., Hong Kong, which specialized in health care technology transfer from April 1996 to June 2002. Prior to that, he was Chief Strategist and Interim CFO from January 2000 to June 2002 of a Hong Kong-based IT and business process consulting firm with operations in Hong Kong, China and the US. He also held a senior management position with a Hong Kong-based venture capital and technology holding company with operations in Hong Kong, China and the US. He also worked as a business development analyst for Allied Signal Inc. (now part of Honeywell Corp.) doing joint venture and acquisition in Japan and China. He also worked as an engineer for International Business Machine Corp. in the USA. Mr. Chan earned an MBA in 1994 and a MSEE in 1990 from Columbia University and a BSEE with Magna Cum Laude in 1987 from Polytechnic University, New York.

Danny Zheng has been part of the Singing Machine management team since April 2004 and has served as Chief Financial Officer since April 5, 2005. Danny is a certified public accountant licensed by the state of Delaware. He has more than 10 years of hands-on controllership experience. He held controller and VP finance positions with various private and public companies. Previously, he had been employed by a New York regional CPA firm as tax consultant for 4 years. Danny also served as general manager from 1999 to 2002 for PC Ware International Miami branch, a Taiwan based computer manufacturer. He was responsible for its distribution, marketing and finance operation in six countries throughout Latin America. He also served as director of operation for PC Micro, a joint venture computer manufacturer in Manaus, Brazil from 1999 to 2002. Danny earned a B.S. degree in accounting from Nankai University in China.

Josef A. Bauer has served as a director from October 15, 1999. Mr. Bauer previously served as a director of the Singing Machine from February 1990 until September 1991 and from February 1995 until July 1997, when we began our Chapter 11 proceeding. Mr. Bauer presently serves as the Chief Executive Officer of the following three companies: Banisa Corporation, a privately owned investment company, since 1975; Trianon, a jewelry manufacturing and retail sales company since 1978 and Seamon Schepps, also a jewelry manufacturing and retail sales company since 1999.

Bernard S. Appel has served as a director since October 31, 2003. He spent 34 years at Radio Shack, beginning in 1959. At Radio Shack, he held several key merchandising and marketing positions and was promoted to the positions of President in 1984 and to Chairman of Radio Shack and Senior Vice President of Tandy Corporation in 1992. Since 1993 through the present date, Mr. Appel has operated the private consulting firm of Appel Associates, providing companies with merchandising, marketing and distribution strategies, creative line development and domestic and international procurement.

Harvey Judkowitz has served as a director since March 29, 2004 and is the Chairman of our Audit Committee. He is licensed as a Certified Public Accountant in New York and Florida. From 1988 to the present date, Mr. Judkowitz has conducted his own CPA practices. He currently serves as the Chairman and CEO of UniPro Financial Services, a diversified financial services company. He also sits on the Board of Directors and serves as the Chair of the Audit Committee of Intelligent Motor Cars, Inc. and Capital First Corporation.

Marc Goldberg has served as a director since December 1, 2004. He has been President since 1995 of SuMa Partners, Ltd., a human resources, labor relations and employee communication consulting firm. In addition to his consulting practice, he has more than twenty-five years of applied expertise in organizational effectiveness, change management and performance improvement in Fortune 500 and emerging companies. Prior to founding SuMa Partners, Mr. Goldberg was Vice President of Human Resources at Mobile Telecommunication Technologies. He also served as an organization design consultant for The Mescon Group, Inc., Vice President of Human Resources at Contel Business Systems/Executone, Inc., and Manager of Human Resources at GE Integrated Communication Services. He obtained his J.D. and his Bachelor of Arts in Sociology from Boston University, and is certified as a Senior Professional in Human Resources (SPHR) and as a Business Manager(CBM).

Stewart Merkin has served as a director since December 1, 2004. Mr. Merkin, founding partner of the Law Office of Stewart A. Merkin, has been practicing law in Miami, Florida since 1974. His core legal practice areas include corporate and securities law, as well as mergers and acquisitions and international transactions. He was awarded both J.D. and M.B.A. degrees from Cornell University, as well as a B.S. from The Wharton School, University of Pennsylvania. He has been admitted to the Florida and New York State Bar since 1972 and 1973 respectively.

                    CORPORATE GOVERNANCE AND RELATED MATTERS

Board Committees and Meetings

      The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and duly qualified; unless the director resigns or by reasons of death or other cause is unable to serve in the capacity of director.

      The Board meets regularly during the year to review matters affecting our company and to act on matters requiring Board approval. It also holds special meetings whenever circumstances require and may act by unanimous written consent. During fiscal 2005, there were 6 meetings of the Board. All persons who were serving as directors during fiscal 2005 attended at least 75% of the aggregate of the meetings of the Board and committees of which they were members. During fiscal 2005, the persons serving on our Board of Directors were Yi Ping Chan, Bernard Appel, Harvey Judkowitz, Marc Goldberg, Stewart Merkin and Jay Bauer. As of December 1, 2005, the persons serving on our Board are Jay Bauer, Yi Ping Chan, Bernard Appel, Harvey Judkowitz, Marc Goldberg and Stewart Merkin.

Board Committees

      We have an audit committee, an executive compensation/stock option committee and a nominating committee.

      Audit Committee. As of December 1, 2005, the audit committee consists of Messrs. Judkowitz (Chairman), Appel and Merkin. The Board has designated Mr. Judkowitz as the "audit committee financial expert," as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. The Board has determined that Messrs. Judkowitz, Merkin and Appel are "independent directors" within the meaning of the listing standards of the American Stock Exchange. The audit committee recommends the engagement of independent auditors to the board, initiates and oversees investigations into matters relating to audit functions, reviews the plans and results of audits with our independent auditors, reviews our internal accounting controls, and approves services to be performed by our independent auditors. During fiscal 2005, the Audit Committee held 4 meetings.

      Executive Compensation/Stock Option Committee. As of December 1, 2005, the executive compensation/stock option committee consists of Messrs. Goldberg (Chairman), Judkowitz and Bauer. The executive compensation/stock option committee considers and authorizes remuneration arrangements for senior management and grants options under, and administers our employee stock option plan. During fiscal 2005, the Executive Compensation/Stock Option Committee held 4 meetings.

      Nominating Committee. As of December 1, 2005, the nominating committee consists of Messrs. Appel (Chairman), Bauer, Merkin and Chan. The nominating committee is responsible for reviewing the qualifications of potential nominees for election to the Board of Directors and recommending the nominees to the Board of Directors for such election. During 2005, the Nominating Committee held 2 meetings.

Nomination of Directors

      As provided in its charter and our company's corporate governance principles, the Nominating Committee is responsible for identifying individuals qualified to become directors. The Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including
(1) the Nominating Committee members, (2) our other directors, (3) our stockholders, and (4) our Chief Executive Officer. In evaluating potential candidates for director, the Nominating Committee considers the entirety of each candidate's credentials.

      Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

      o     high personal and professional ethics and integrity;

      o     the ability to exercise sound judgment;

      o     the ability to make independent analytical inquiries;

      o a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

      o     the appropriate and relevant business experience and acumen.

      In addition to these minimum qualifications, the Nominating Committee also takes into account when considering whether to nominate a potential director candidate the following factors:

      o whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

      o whether the person's nomination and election would enable the Board to have a member that qualifies as an o "audit committee financial expert" as such term is defined by the Securities and Exchange Commission (the "SEC") in Item 401 of Regulation S-K;

      o whether the person would qualify as an "independent" director under the listing standards of the American Stock Exchange;

      o the importance of continuity of the existing composition of the Board of Directors to provide long term stability and experienced oversight; and

      o the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

      The Nominating Committee will consider director candidates recommended by stockholders provided such recommendations are submitted in accordance with the procedures set forth below. In order to provide for an orderly and informed review and selection process for director candidates, the Board of Directors has determined that stockholders who wish to recommend director candidates for consideration by the Nominating Committee must comply with the following:

      o The recommendation must be made in writing to the Corporate Secretary, The Singing Machine Company, Inc., 6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073.

      o The recommendation must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person's ownership of the Company's common stock.

      o The recommendation shall also contain a statement from the recommending shareholder in support of the candidate; professional references, particularly within the context of those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; and personal references.

      o A statement from the shareholder nominee indicating that such nominee wants to serve on the Board and could be considered "independent" under the Rules and Regulations of the American Stock Exchange and the Securities and Exchange Commission ("SEC"), as in effect at that time.

      All candidates submitted by stockholders will be evaluated by the Nominating Committee according to the criteria discussed above and in the same manner as all other director candidates.

DIRECTOR'S COMPENSATION

      During fiscal 2005, our compensation package for our non-employee directors consisted of grants of stock options, cash payment and reimbursement of costs and expenses associated with attending our Board meetings. Our five non-employee directors during fiscal 2005 were Messrs. Bauer, Appel, Judkowitz, Goldberg and Merkin.

      During fiscal 2005, we have implemented the following compensation policy for our directors.

      o An initial grant of 20,000 stock options of the Company with an exercise price determined as the closing price on the day of joining the board. The options will vest in one year and expire in ten years while they are board members or 90 days once they are no longer board members.

      o An annual cash payment of $7,500 will be made for each completed full year of service or prorated for a partial year. The payment will be made as of March 31.

      o An annual stock grant of stock equivalent in value to $2,500 for each completed full year of service or prorated for a partial year. The stock price at grant will be determined at the closing price on the day of the Annual Shareholder Meeting. The actual grant will be made on or before March 31.

      o An annual grant of 20,000 stock options of the Company with an exercise price determined as the closing price on the day of the Annual Shareholder Meeting. If the Annual Meeting is held less than 6 months after the board member first joined the board he or she will not receive another option grant.

      o Independent board members will receive a $500 fee for each board meeting and annual meeting they attend. Committee meetings and telephone board meetings will be compensated with a $200 fee.

      o All expenses will be reimbursed for attending board, committee and annual meetings or when their presence at a location away from home is requested.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended March 31, 2005, its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain compensation information for the fiscal years ended March 31, 2005, 2004 and 2003 with regard to Yi Ping Chan, our Interim Chief Executive Officer, and each of our other executive officers whose compensation exceeded $100,000 on an annual basis (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     Summary Compensation Table
                                                   Annual Compensation                       Long Term Compensation
                                             --------------------------------------------------------------------------------------
                                                                                    Other          Securities
                                                                                    Annual         Underlying         All Other
Name of Individual and Principal Position    Year     Salary           Bonus    Compensation(1)  Options / SAR's   Compensation(2)
-----------------------------------------    ----     ------           -----    ---------------  ---------------   ---------------
Yi Ping Chan                                 2005    $246,038              --      $  6,000              --           $  4,560
  Interim CEO & COO                          2004    $247,470 (15)         --      $  6,000          52,800           $ 12,180

Edward Steele                                2005    $249,038              --      $  6,500              --           $  6,000
  Former Chief Executive Officer (3)         2004    $372,809 (15)         --      $  6,000          10,000           $ 17,949
                                             2003    $382,352              --      $  8,671          30,000           $ 17,969

Danny Zheng                                  2005    $ 84,884              --            --          12,000           $  3,420
  Chief Finance Officer (4)

Jeffery Barocas                              2005    $135,346              --      $  6,000          50,000           $  3,420
  Former Chief Finance Officer (5)

April J. Green                               2004    $127,642              --      $  3,600           4,380           $  5,094
  Former Chief Finance Officer (6)           2003    $122,200        $ 25,000      $  3,900          20,000           $ 13,551

John Dahl                                    2004    $ 78,834              --      $  1,200          50,000           $    350
  Senior Vice President of Finance (7)

John Klecha                                  2004    $ 41,480              --      $  1,000              --           $189,911 (9)
  Former Chief Operating Officer (8)         2003    $ 30,117              --      $  6,555          24,000           $ 13,264

Jack Dromgold                                2004    $183,266 (15)         --      $  4,500          50,000           $110,622 (11)
  Former Vice President of Sales and         2003    $210,277        $ 50,000      $ 51,067         100,000           $154,072 (12)
  Marketing (10)

Robert Weinberg                              2004    $ 57,692              --      $  3,000 (14)
  Former Chief Executive Officer (13)

(1) The amounts disclosed in this column for fiscal 2005, 2004 and 2003 include automobile expense allowances.

(2) Includes matching contributions under our 401(k) savings plan, medical insurance pursuant to the executive's employment agreement and other expenses described herein.

(3) Mr. Steele served as our Chief Executive Officer from September 1991 through July 23, 2003.

(4) Mr. Danny Zheng joined our company on April 19, 2004 as financial controller and became our Chief Financial Officer on April 5, 2005.

(5) Mr. Jeffery Barocas joined our company on April 1, 2004 as Chief Financial Officer and resigned on April 1, 2005.

(6) Ms. Green served as our Chief Financial Officer from March 15, 2002 through April 9, 2004.

(7) Mr. Dahl served as our Senior Vice President of Finance from October 22, 2003 through April 13, 2004.

(8) Mr. Klecha served as our Chief Operating Officer from June 28, 1999 through May 2, 2003.

(9) Amounts paid to Mr. Klecha pursuant to his separation and release agreement were $183,703 and $36,204 for medical insurance and matching 401(K) contributions.

(10)  Mr. Dromgold joined us on April 15, 2002 and resigned on December 16,
      2003.

(11) Amounts paid to Mr. Dromgold pursuant to his separation and release agreement were $104,640 and our matching 401(k) contributions and medical insurance were $4,582

(12) Includes relocation expenses of $45,529, our matching contribution of $8,543 under our 401(k) savings plan and medical insurance at a $100,000 value contributed to option granted to Mr. Dromgold and $60,565 paid to Mr. Dromgold pursuant to his separation and release agreement.

(13) Mr. Weinberg served as our Chief Executive Officer from July 23, 2003 to October 12, 2003.

(14)  Represents 3 months of rent paid for Mr. Weinberg's apartment in Florida.

(15) Effective as of August 1, 2003, Mr. Chan, Mr. Dromgold and Mr. Steele agreed to take 15% of their annual compensation in the form of stock for a nine month period until March 31, 2004 (except Mr. Steele's agreement was for an 8 month period until February 28, 2004 when his employment agreement expired). During their respective time periods, Mr. Chan, Mr. Dromgold and Mr. Steele received compensation in the amount of $20,125, $17,535 and $63,136 in shares of the Singing Machine's common stock. The average trading that was used to calculate the number of shares that would be issued to each officer was $3.85 per share.

OPTION GRANTS IN FISCAL 2005

      The following table sets forth information concerning all options granted to our officers and directors during the year ended March 31, 2005. No stock appreciation rights ("SAR's") were granted.

                        SHARES      TOTAL OPTIONS                                   POTENTIAL REALIZABLE VALUE AT
                      UNDERLYING     GRANTED TO     EXERCISE                        ASSUMED ANNUAL RATES OF STOCK
                       OPTIONS      EMPLOYEES IN    PRICE PER      EXPIRATION     PRICE APPRECIATION FOR OPTION TERM
                      GRANTED (1)   FISCAL YEAR      SHARE            DATE                5% (2)      10% (2)
Yi Ping Chan                --            --             --               --                 --           --
Edward Steele               --            --             --               --                 --           --
Danny Zheng             12,000          4.55%        $ 1.05          4/26/14              7,924       20,081
Jeffrey Barocas         50,000         18.94%        $ 1.17        Cancelled (3)             --           --
Harvey Judkowitz        20,000          7.58%        $ 1.20          3/29/14             15,093       38,250
Harvey Judkowitz        20,000          7.58%        $ 0.75         11/29/14              9,433       23,906
Bernard Appel           20,000          7.58%        $ 0.75         11/29/14              9,433       23,906
Josef A. Bauer          20,000          7.58%        $ 0.75         11/29/14              9,433       23,906
Marc D. Goldberg        20,000          7.58%        $ 0.77          12/1/14              9,685       24,544
Stewart A. Merkin       20,000          7.58%        $ 0.77          12/1/14              9,685       24,544

(1) All of these options were granted under a Year 2001 Stock Option Plan. The Options granted to Mr. Judkowitz, Mr. Bauer, Mr. Goldberg, Mr. Merkin and Mr. Appel vest in one year, on November 29, 2005 (except Mr.Goldberg's and Mr. Merkin will fully vest on December 1, 2005). Mr. Zheng's options vest in five equal installments beginning on April 26, 2005.

(2) The dollar amounts under these columns are the result of calculations based on the market price on the date of grant at an assumed annual rate of appreciation over the maximum term of the option at 5% and 10% as required by applicable regulations of the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the common stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock option exercises depend on the future performance of the common stock.

(3) Mr. Barocas received a grant of 50,000 options on April 5, 2004. These options would expire on June 30, 2005 ninety days after Mr. Barocas resigned from our company.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 2005 AND OPTION
VALUES

      The following table sets forth information as to the exercise of stock options during the fiscal year ended March 31, 2005 by our officers listed in our Summary Compensation Table and the fiscal year-end value of unexercised options.

                                                                      NUMBER OF            VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                                                 AT FISCAL YEAR END       AT FISCAL YEAR END (2)
                             SHARES ACQUIRED        VALUE           EXERCISABLE/               EXERCISABLE/
NAME OF INDIVIDUAL            UPON EXERCISE       REALIZED(1)       UNEXERCISABLE              UNEXERCISABLE
--------------------------   -----------------   -------------  ----------------------   ------------------------
Yi Ping Chan                        --                --            117,600/85,200                  0/0
Danny Zheng                         --                --              2,400/12,000                  0/0

EMPLOYMENT AGREEMENTS

      Yi Ping Chan. Effective as of May 2, 2003, we entered into a three year employment agreement with Yi Ping Chan, our current interim CEO and Chief Operating Officer. Mr. Chan is entitled to receive an annual salary equal to $250,000 per year, plus bonuses and increases in his annual salary at the sole discretion of our Board of Directors. We agreed to grant Mr. Chan options to purchase 150,000 shares of our common stock of which 50,000 options will vest each year and to reimburse him for moving expenses of up to $40,000. We granted Mr. Chan options to purchase 150,000 shares of our common stock, in July 2003. In the event of a termination of his employment following a change of control, Mr. Chan would be entitled to a lump sum payment of 100% of the amount of his total compensation in the twelve months preceding such termination. During the term of his employment agreement and for a period of two years after his termination for cause and one year if he is terminated without cause, Mr. Chan cannot directly or indirectly compete with our company in the karaoke industry in the United States.

EQUITY COMPENSATION PLANS AND 401(K) PLAN

      We have two stock option plans: our 1994 Amended and Restated Stock Option Plan ("1994 Plan") and our Year 2001 Stock Option Plan ("Year 2001 Plan"). Both the 1994 Plan and the Year 2001 Plan provide for the granting of incentive stock options and non-qualified stock options to our employees, officers, directors and consultants. As of March 31, 2005, we had 358,700 options issued and outstanding under our 1994 Plan and 668,830 options are issued and outstanding under our Year 2001 Plan.

      The following table gives information about equity awards under our 1994 Plan and the Year 2001 Plan.

                                                                         WEIGHTED-AVERAGE         NUMBER OF SECURITIES
                                            NUMBER OF SECURITIES        EXERCISE PRICE OF    REMAINING AVAILABLE FOR EQUITY
                                              TO BE ISSUED UPON            OUTSTANDING             COMPENSATION PLANS
                                           EXERCISE OF OUTSTANDINGS     OPTIONS, WARRANTS       (EXCLUDING SECURITIES IN
            PLAN CATEGORY                OPTION, WARRANTS AND RIGHTS        AND RIGHTS                 COLUMN (A))
---------------------------------------  ----------------------------  --------------------   ------------------------------
Equity Compensation Plans approved by             1,041,610                    $3.67                    1,251,440
   Security Holders

Equity Compensation Plans Not                             0                        0                            0
   approved by Security Holders

YEAR 1994 PLAN

      Our 1994 Plan was originally adopted by our Board of Directors in May 1994 and it was approved by our shareholders on June 29, 1994. Our shareholders approved amendments to our 1994 Plan in March 1999 and September 2000. The 1994 Plan reserved for issuance up to 1,950,000 million share of our common stock pursuant to the exercise of options granted under the Plan. As of March 31, 2003, we had granted all the options that are available for grant under our 1994 Plan. As of March 31, 2005, we have 343,050 options issued and outstanding under the 1994 Plan and all of these options are fully vested as of March 31, 2005.

YEAR 2001 PLAN

      On June 1, 2001, our Board of Directors approved the Year 2001 Plan and it was approved by our shareholders at our special meeting held September 6, 2001. The Year 2001 Plan was developed to provide a means whereby directors and selected employees, officers, consultants, and advisors of the Company may be granted incentive or non-qualified stock options to purchase common stock of the Company. The Year 2001 Plan authorizes an aggregate of 1,950,000 shares of the Company `s common stock and a maximum of 450,000 shares to any one individual in any one fiscal year. The shares of common stock available under the Year 2001 Plan are subject to adjustment for any stock split, declaration of a stock dividend or similar event. At March 31, 2005, we have granted 698,560 options under the Year 2001 Plan, 432,781 of which are fully vested.

      The Year 2001 Plan is administered by our Stock Option Committee ("Committee"), which consists of two or more directors chosen by our Board. The Committee has the full power in its discretion to (i) grant options under the Year 2001 Plan, (ii) determine the terms of the options (e.g. - vesting, exercise price), (iii) to interpret the provisions of the Year 2001 Plan and
(iv) to take such action as it deems necessary or advisable for the administration of the Year 2001 Plan.

      Options granted to eligible individuals under the Year 2001 Plan may be either incentive stock options ("ISO's"), which satisfy the requirements of Code
Section 422, or nonstatutory options ("NSO's"), which are not intended to satisfy such requirements. Options granted to outside directors, consultants and advisors may only be NSO's. The option exercise price will not be less than 100% of the fair market value of the Company's common stock on the date of grant. ISO's must have an exercise price greater to or equal to the fair market value of the shares underlying the option on the date of grant (or, if granted to a holder of 10% or more of our common stock, an exercise price of at least 110% of the under underlying shares fair market value on the date of grant). The maximum exercise period of ISO's is 10 years from the date of grant (or five years in the case of a holder with 10% or more of our common stock). The aggregate fair market value (determined at the date the option is granted) of shares with respect to which an ISO are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. If that amount exceeds $100,000, our Board of the Committee may designate those shares that will be treated as NSO's.

      Options granted under the Year 2001 Plan are not transferable except by will or applicable laws of descent and distribution. Except as expressly determined by the Committee, no option shall be exercisable after thirty (30) days following an individual's termination of employment with the Company or a subsidiary, unless such termination of employment occurs by reason of such individual's disability, retirement or death. The Committee may in its sole discretion, provide in a grant instrument that upon a change of control (as defined in the Year 2001 Plan) that all outstanding option issued to the grantee shall automatically accelerate and become fully exercisable. Additionally, the obligations of the Company under the Year 2001 Plan are binding on (1) any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company or (2) any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. In the event of any of the foregoing, the Committee may, at its discretion, prior to the consummation of the transaction, offer to purchase, cancel, exchange, adjust or modify any outstanding options, as such time and in such manner as the Committee deems appropriate.

401(K) PLAN

      Effective January 1, 2001, we adopted a voluntary 401(k) plan. All employees with at least one year of service are eligible to participate in our 401(k) plan. In fiscal 2002, we made a matching contribution of 100% of salary deferral contributions up to 3% of pay, plus 50.369% of salary deferral contributions from 3% to 5% of pay for each payroll period. The amounts charged to earnings for contributions to this plan and administrative costs during the years ended March 31, 2005, 2004 and 2003 totaled approximately $30,025, $55,402 and $61,466, respectively.

REPORT OF THE EXECUTIVE COMPENSATION/STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

      The Report of the Executive Compensation/Stock Option Committee on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

EXECUTIVE COMPENSATION PHILOSOPHY

      The Executive Compensation Committee believes that we must maintain short and long-term executive compensation plans that enable us to attract and retain well-qualified executives. Furthermore, we believe that our compensation plans must also provide a direct incentive for our executives to create shareholder value.

      In furtherance of this philosophy, the compensation of our executives generally consists of three components: base salary, annual cash incentives and long-term performance-based incentives.

BASE SALARIES

      During fiscal 2005, we had employment agreement with one executive officer. The base salary of each of our executive officers was determined based on comparison to executives with similar responsibilities at other public companies: The persons that served as executive officers during fiscal 2005 are listed below.

      Yi Ping Chan, who has served as our Chief Operating Officer since May 2, 2003 and Interim Chief Executive Officer since October 17, 2003 through the present date.

      Jeffrey Barocas who has served as our Chief Financial officer from April 1, 2004 and resigned on April 1, 2005.

      Danny Zheng who has served as our Financial Controller from April 19, 2004 to April 3, 2005 and served as our Chief Financial Officer from April 4, 2005 through the present date.

INCENTIVE CASH BONUSES

      Generally, we award cash bonuses to our management employees and other employees, based on their personal performance in the past year and overall performance of our company. During fiscal 2005, we did not award any cash bonuses to any of our executive officers because our financial performance was weak.

LONG TERM COMPENSATION - STOCK OPTION GRANTS

      We have utilized stock options to motivate and retain executive officers and other employees for the long-term. We believe that stock options closely align the interests of our executive officers and other employees with those of our stockholders and provide a major incentive to building stockholder value. Options are typically granted annually, and are subject to vesting provisions to encourage officers and employees to remain employed with the Company.

      During fiscal 2005, we granted an aggregate of 62,000 options to our senior executive officers. All options grants in fiscal 2005 were made under our Year 2001 Stock Option Plan. See "Executive Compensation -Option Grants in Last Fiscal Year" for information about the number of options granted to each individual. Each of the option grants was at a price that was equal to the closing price of our common stock on the date of grant.

RELATIONSHIP BETWEEN OUR COMPENSATION POLICIES AND CORPORATE PERFORMANCE

      We believe that our executive compensation policies correlate with our corporate performance. Our stock options are usually granted at a price equal to or above the fair market value of our common stock on the date of grant. As such, our officers only benefit from the grant of stock options if our stock price appreciates. Generally, we try to tie bonus payments to our financial performance. However, if an individual has made significant contributions to our company, we will provide them with a bonus payment for their efforts even if our company's financial performance has not been strong.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

      Effective as of October 17, 2003, Yi Ping Chan became our Interim Chief Executive Officer. Mr. Chan's salary is $250,000 per year, as set forth in his employment agreement. In July 2003, Mr. Chan agreed to accept 15% of his salary during the nine-month period between July 1, 2003 through March 31, 2004 in the form of stock rather than cash. We also agreed to grant Mr. Chan options to purchase 150,000 shares of our common stock, at an exercise price of $5.60 per share, of which 50,000 options vest each year and to reimburse him for moving expenses of up to $40,000.

      We did not grant any cash bonuses to Mr. Chan in fiscal 2005 because our financial performance did not justify cash bonuses to any of our employees. Even though we have cut costs significantly, we had a net operating loss of $ 3.6 million in fiscal 2005.

      We awarded stock options to Mr. Chan in December 2003. We awarded Mr. Chan options to purchase 52,800 shares of our common stock at an exercise price of $1.97 per share. These options were granted under our Year 2001 Stock Option Plan and were granted at a price that was equal to closing price of our common stock on the date of grant. Mr. Chan's options vest at a rate of one-third per year over a period of three years.

The Executive Compensation Committee

Marc Goldberg (Chairman)
Jay Bauer
Harvey Judkowitz

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of our Executive Compensation Committee in the fiscal year ended March 31, 2005 were Messrs. Goldberg, Judkowitz and Bauer. None of the members of the Compensation Committee in fiscal 2005 were or are current officers or employees of the Singing Machine or any of its subsidiaries. None of these persons have served on the board of directors or on the compensation committee of any other entity that has an executive officer serving on our board of directors or on our Compensation Committee.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      The chart below compares the performance of the Singing Machine's common stock with the American Stock Market Index ("AMEX Index") and the Dow Jones - Consumer Electronics Index ("Dow Jones-CSE"), during the period beginning March 31, 2000 through March 31, 2005. The graph assumes the investment of $100 on March 31, 2000 in the Singing Machine's common stock, in the AMEX Index and the Dow Jones-CSE Index. Total shareholder return was calculated on the basis that in each case all dividends were reinvested.

                                              2000        2001        2002         2003        2004        2005
                                           ---------------------------------------------------------------------
The Singing Machine Company                  100.00      113.78      379.02       166.88       27.73       18.01
Dow Jones Consumer Electronics  Index        100.00       60.08       49.74        31.76       50.00       57.01
AMEX Market Index                            100.00       84.36       83.67        79.91       70.98       76.50

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth as of December 1, 2005, certain information concerning beneficial ownership of our common stock by:

      o     all directors of the Company,

      o     all executive officers of the Company.

      o     persons known to own more than 5% of our common stock;

      We had 10,060,282 shares of our common stock issued and outstanding.

      As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

                                                   SHARES OF       PERCENT OF
                                                COMMON STOCK(1)  COMMON STOCK(1)
                                                ---------------  ---------------

Yi Ping Chan
Interim CEO and Chief Operating Officer              160,957            *

Danny Zheng
Chief Financial Officer                                2,400            *

Joseph Bauer
Chairman                                           1,374,504 (2)      12.69%

Edward Steele
Former CEO                                           578,101 (3)       5.08%

Bernard Appel
Director                                              43,521            *

Harvey Judkowitz
Director                                              43,521            *

Marc Goldberg
Director                                              21,174            *

Stewart Merkin
Director                                              21,174            *

Wellington Management Company, LLP                   934,000           8.62%

Target Capital                                       755,600           6.97%

All Directors and Executive Officers as a Group    1,667,251          15.38%

*     Less than 1%.

(1) Includes as to the person indicated the following outstanding stock options to purchase shares of the Company's Common Stock issued under the 1994 and 2001 Stock Option Plans , which will be vested and exercisable within 60 days of December 1, 2005: 117,600 options held by Yi Ping Chan; 2,400 options held by Danny Zheng; 77,580 options held by Joseph Bauer; 40,000 options held by Bernard Appel; 40,000 options held by Harvey Judkowitz; 20,000 options held by Marc Goldberg; 20,000 options held by Stewart Merkin; 317,580 options held by the executive officers and directors as a group.

(2) Includes 134,434 shares held individually by Mr. Bauer, 323,216 held by Mr. Bauer's wife, 224,374 held jointly by Mr. Bauer and his wife, 369,400 shares held by Mr. Bauer's pension account, 245,500 shares held in Mr. Bauer's Family LTD Partnership and 77,580 issuable upon the exercise of stock options that can be exercisable within 60 days of December 1, 3005.

(3) Includes 163,200 held by Mr. Steele individually, 414,810 held by Mr. Steele's wife.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On July 14, 2004, Josef A. Bauer, a director, advanced a short-term loan of $200,000 to us which we are to use to meet our working capital obligations. The interest rate on the loan is 8.5% per annum and the loan is payable on demand. On August 26, 2004, we repaid Mr. Buaer a total of $202,109, including $2,109 in interest.

      On June 16, 2004, Edward Steele, former officer and director, advanced $40,000 to us. The loan was interest free and paid in full on August 30, 2004.

      On or about July 10, 2003, certain officers and directors of our company advanced $1 million to our company pursuant to written loan agreements. The officer was Yi Ping Chan and the directors were Josef A. Bauer and Howard Moore. Mr. Moore resigned from our Board, effective as October 17, 2003. Additionally, Maureen LaRoche, a business associate of Mr. Bauer, participated in the financing. The loans accrue interest at 9.5% per annum and as of March 31, 2005, all interest was accrued, and the unpaid amount totaled approximately $14,250. These loans were originally scheduled to be repaid by October 31, 2003 and are now due on demand. These loans were subordinated to Milberg's factoring agreement, which we terminated effective as of July 14, 2004 and subsequently subordinated to Crestmark Bank. On January 20, 2005, Messrs. Bauer, Chan and Ms. LaRoche had converted 50% of their loan and accrued interest in the amount of $409,500 into common stock at $0.72/share for total of 563,274 shares. On May 18, 2005, Mr. Moore had converted 100% of his loan in the amount of $200,000 into common stock at $0.72/share for total of 277,778 shares. On November 30, 2005, we have repaid $100,000 loan to Ms. LaRoche.

                             AUDIT COMMITTEE REPORT

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The Audit Committee is responsible for assisting the Board in monitoring
(1) the quality and integrity of our financial statements, (2) our compliance with regulatory requirements and (3) the independence and performance of our independent auditors. Among other responsibilities, the Audit Committee reviews, in its oversight capacity, our annual financial statement with both management and the independent auditors and meets periodically with our independent auditors to consider their evaluation of our financial and internal controls. The Audit Committee also recommends to the Board of Directors the selection of the company's independent certified public accountants. The Audit Committee is composed of three directors and operates under a written charter adopted and approved by the Board of Directors. During fiscal 2005, all of the Audit Committee members were non-employee directors and were independent as defined by the AMEX listing standards in effect during fiscal 2005. The members of the Audit Committee during fiscal 2005 were Harvey Judkowitz, Bernard Appel and Stewart Merkin. Mr. Judkowitz served as the Chairman of the Audit Committee.

      In discharging its duties during fiscal 2005, the Audit Committee met with and held discussions with management and our independent auditors, Berkovits, Lago & Company, LLP. Management represented to the independent auditors that our audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with Berkovits, Lago & Company, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees." In addition, Berkovits, Lago & Company, LLP, provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and the Audit Committee discussed with Berkovits, Lago & Company, LLP, its independence.

      Based on the above-mentioned review and discussions with management and the independent auditors, the representations of management and the report of the independent auditors to our committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

Audit Committee

Harvey Judkowitz, Chairman
Bernard Appel
Stewart Merkin

                          PROPOSALS TO THE STOCKHOLDERS

                        PROPOSAL 1. ELECTION OF DIRECTORS

      The six persons set below, each of whom is currently a director, are proposed to be re-elected as directors at the Annual Meeting. If elected, each of these directors will hold office until the next Annual Meeting of Stockholders in the year 2006 or until his or her successor is duly elected and qualified.

      Bernard Appel
      Josef Bauer
      Yi Ping Chan
      Marc Goldberg
      Harvey Judkowitz
      Stewart Merkin

      All of the nominees are currently serving as directors. Each nominee has agreed to be named in this Proxy Statement and to serve as a director if elected. For biographical information regarding the nominees, see "Management" of this Proxy Statement. Management expects that each nominee will be available for election, but if any of them is not a candidate at the time when the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill such vacancy.

Vote Required and Recommendation

      Assuming a quorum is present, the six nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Shareholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker non-vote will have no effect on the outcome.

      The Board recommends stockholders to vote "for" each of the nominees for director set forth above.

   PROPOSAL 2. APPROVAL OF INCREASE OF AUTHORIZED COMMON STOCK FROM 18,900,000
                          SHARES TO 30,000,000 SHARES

      As of December 1, 2005, we had 18,900,000 shares of authorized common stock, of which 10,060,282 shares are outstanding. We have reserved 5,372,898 shares of the common stock for following uses:

      1) 1,950,000 shares of common stock is reserved for the 2001 stock option plan;

      2) 2,831,858 shares of common stock is reserved for $4 million convertible debentures; and

      3) 591,040 shares of common stock is reserved for the outstanding warrant.

      There were 3,466,820 shares of authorized common stock available to issue as of December 1, 2005. We are asking our shareholders to approve an amendment to our Certificate of Incorporation to increase our authorized common stock from 18,900,000 shares to 100,000,000.

      The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock would remain unchanged under this proposal.

      The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions or mergers, stock splits and dividends, present and future employee benefit programs and other corporate purposes. If approved, the Company has no present intentions to issue any of the newly authorized shares of common stock.

      In addition, one of the effects of this proposed amendment might be to enable the Board to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable.

      While the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

    The Board recommends shareholders to vote "for" the approval to amend our Certificate of Incorporation to increase the number of authorized common stock from 18,900,000 to 100,000,000 shares.

      PROPOSAL 3. RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We are asking our shareholders to ratify the Audit Committee's appointment of Berkovits, Lago & Company, LLP as our independent certified public accountants for the fiscal year ending March 31, 2006. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in our company and our shareholder's best interests.

      We engaged Berkovits, Lago & Company, LLP as our independent auditor on October 15, 2004 and Berkovits, Lago & Company, LLP audited our consolidated financial statements or the fiscal year ended March 31, 2005. Representatives of Berkovits, Lago & Company, LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Principal Accountant Fees and Services

      The following is a summary of the fees billed to the Singing Machine by Berkovits, Lago & Co, LLP and Grant Thornton, LLP for professional services rendered for the fiscal years ended March 31, 2005 and 2004:

      Fee Category                             Fiscal 2005           Fiscal 2004
                                               -----------           -----------

      Audit Fees                                 $289,790             $ 217,632
      Tax Fees                                     33,543               103,958
      All Other Fees                               12,938                 5,041

      Total Fees                                 $336,271             $ 326,631

      Audit Fees - Consists of fees billed for professional services rendered for the audit of the Singing Machine's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that were provided by Berkovits, Lago & Co, LLP and Grant Thornton LLP in connection with statutory and regulatory filings or engagements.

      Tax Fees - Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

      All Other Fees - Consists of fees for products and services other than the services reported above. In fiscal 2004, these services included general business meetings between Grant Thornton, and executives and directors of The Singing Machine.

      Out of the total 2005 audit and other fees, $86,219 was billed by Berkovits, Lago and Company, LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required and Recommendation

      The ratification of the selection of, as our independent certified public accountants Berkovits, Lago and Company, LLP.for the fiscal year ending March 31, 2006, requires the affirmative vote of the holders of a majority of shares of the Company's common stock, present in person or by proxy at the annual meeting.

     The Board recommends shareholders to vote "for" the ratification of the selection of Berkovits, Lago and Company, LLP, as our independent auditors for the fiscal year ended March 31, 2006.

                           ANNUAL REPORT ON FORM 10-K

      We are mailing copies of our Annual Report on Form 10-K for the twelve months ended March 31, 2005 with this proxy statement to our shareholders of record as of *, 2005.

               STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

      We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our Annual Report, Proxy Statement and any additional proxy soliciting materials sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to receive separate proxy cards.

      If you received a householded mailing this year, and you would like to have additional copies of our Annual Report and Proxy Statement mailed to you, please submit your request to Corporate Secretary, The Singing Machine Company, Inc., 6601 Lyons Road, Bldg. A-7, Coconut Creek, FL 33073, or call (954) 596-1000. Upon your request, we will promptly deliver a separate copy of our Annual Report and Proxy Statement. You may also contact us at the address or phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call (954) 596-1000 or send a written request to the Corporate Secretary at the above address, and your request will be effective within 30 days.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

      Under SEC rules, any stockholder who intends to present a proposal at our next Annual Meeting of Stockholders must submit the proposal, in writing, so that we receive it at our principal executive office by September 15, 2006 in order for the proposal to be included in our Proxy Statement and proxy for such meeting. The submission of a stockholder proposal does not guarantee that it will be included in our Proxy Statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                            PROXY SOLICITATION COSTS.

      The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, we are not aware of any matter to be presented for action at the meeting other than the matters set forth above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Coconut Creek, Florida
*, 2005

PROXY CARD

                        THE SINGING MACHINE COMPANY, INC.

             PROXY FOR ANNUAL MEETING TO BE HELD ON JANUARY 17, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Yi Ping Chan, as proxy, with the power to appoint his substitute, to represent and to vote all the shares of common stock of The Singing Machine Company, Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on January 17, 2006 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

      In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

       IMPORTANT--This Proxy must be signed and dated on the reverse side.

                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT!

Dear Stockholder:

      We cordially invite you to attend the Annual Meeting of Stockholders of The Singing Machine Company, Inc. to be held at the Company's executive offices located at 6601 Lyons Road, Building A-7, Coconut Creek, Florida 33073, on Tuesday January 17, 2006, beginning at 9:00 a.m. local time.

      Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

                          -----------------------------
                                 VOTING BY MAIL
                          -----------------------------
                           Simply mark, sign and date
                          your proxy card and return it
                          in the postage-paid envelope.
                          -----------------------------

        --------------                                     --------------
        COMPANY NUMBER                                     CONTROL NUMBER
        --------------                                     --------------

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-3

1.    Election of Directors                FOR               WITHHOLD
      Nominees:
      ---------
        Bernard Appel                      |_|                 |_|
        Josef Bauer                        |_|                 |_|
        Yi Ping Chan                       |_|                 |_|
        Marc Goldberg                      |_|                 |_|
        Harvey Judkowitz                   |_|                 |_|
        Stewart Merkin                     |_|                 |_|
------------------------------------------
      (Except nominee(s) written above)

                                           FOR     AGAINST   ABSTAIN

2.    Proposal to increase the number of
      authorized shares of common stock
      from 18,900,000 to 100,000,000
      shares                               |_|       |_|       |_|

                                           FOR     AGAINST   ABSTAIN

3.  Proposal to ratify Berkovits & Lago
    & Company, LLP as the Company's
    independent auditors for fiscal year
    2006                                   |_|       |_|       |_|

                        If you plan to attend the Annual
                        Meeting please mark this box |_|


Dated:________________, 200_

Signature ______________________________________________________________________

Name (printed) _________________________________________________________________

Title __________________________________________________________________________

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.